SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 21, 2002

PG&E Corporation

-----------------------------------------------------

(Exact Name of Registrant as Specified in its Charter)

California                1-12609          94-3234914

---------------------------------------------------------------------

(State or other Jurisdiction   (Commission       (IRS Employer

of Incorporation)              File Number)     Identification No.)

PG&E Corporation

One Market, Spear Tower, Suite 2400

San Francisco, California 94105

--------------------------------------------------

(Address of principal executive offices) (Zip Code)

(415) 267-7000

---------------------------------------------------

(Registrant's telephone number, including area code)

Item 5. Other Events

A.        PG&E National Energy Group Credit Ratings Downgrades

     On October 11, 2002, Standard & Poor’s (S&P) announced its decision to downgrade the credit rating of PG&E National Energy Group, Inc. (PG&E NEG), a subsidiary of PG&E Corporation, to B- from BB+.   In addition, S&P announced that it was downgrading the credit rating of each of the following PG&E NEG subsidiaries: PG&E Gas Transmission, Northwest Corp (PG&E GTN) (downgraded to BB- from BBB+); USGen New England, Inc. (USGenNE) (downgraded to B- from BB+); PG&E Generating Company, LLC (downgraded to B- from BB+); PG&E Energy Trading Holdings Corp. (PG&E ET) (downgraded to B- from BB+); and Attala Generating Company, LLC (downgraded to B- from BB+).   The ratings on each of these companies remain on CreditWatch with negative implications.

     S&P stated that its rating action reflects the uncertainty facing PG&E NEG in reaching an agreement with its bank lenders regarding the impending October 21, 2002, maturity of a $431 million principal payment, and further noted that PG&E NEG “currently has no access to the capital markets and lacks adequate liquid funds to make the October 21, 2002, payment.”  S&P noted that it lowered the ratings on PG&E ET, despite the existence of a corporate structure that is designed to comply with S&P’s criteria to protect a subsidiary from the bankruptcy of its parent, due to PG&E ET’s reliance on PG&E NEG and its affiliates for capital and support of PG&E ET’s trading operations in the form of explicit collateral guarantees.   S&P lowered PG&E GTN's rating to below investment grade to reflect S&P's maximum three-notch differential between the ratings of a ring fenced entity and its ultimate parent.  Although S&P noted that PG&E GTN is “legally ring fenced,” and that PG&E GTN’s stand-alone credit quality remains good, S&P stated it could not view PG&E GTN's rating on a stand-alone basis because of the 100% ownership by PG&E NEG and the guarantees that PG&E GTN holds on behalf of affiliates.  S&P lowered the ratings of the other PG&E NEG subsidiaries noting that because these subsidiaries do not benefit from any legal ring fencing, there is the possibility that these subsidiaries would be consolidated in a bankruptcy of PG&E NEG.

     On October 16, 2002, Moody’s Investors Service, Inc. (Moody’s) downgraded the credit ratings of PG&E GTN’s senior secured indebtedness to Baa3 from Baa2, USGenNE’s pass-through certificates and syndicated bank credit facility to Ba3 from Baa3, and Attala Generating Company, LLC’s senior secured indebtedness to Ba3 from Baa3.  Moody’s stated that its action reflects that these entities are wholly owned by PG&E NEG, “whose credit profile has deteriorated due to weak operating performance, low operating cash flow relative to its debt levels, and very tight liquidity” noting that PG&E NEG relies upon excess cash flow generated by PG&E GTN and USGenNE.  Moody's also noted that it has concerns about the ability of PG&E NEG to extend its revolving credit facility that expires on October 21, 2002.

     Further, on October 18, 2002, Moody’s downgraded PG&E NEG’s senior unsecured debt, issuer and syndicated bank credit facility to B3 from B1.  Moody’s also further downgraded PG&E GTN’s senior unsecured debt to Ba1 from Baa3, USGenNE’s pass-through certificates and syndicated bank credit facility to B2 from Ba3, and Attala Generating Company, LLC’s senior secured debt to B2 from Ba3.  Moody’s kept these ratings under review for further possible downgrade.   In addition to its comments in its October 16, 2002 release, Moody’s noted that PG&E NEG had disclosed that it is in negotiations with lenders under the GenHoldings I, LLC construction facility for the lenders to fund completion of the projects.

     As previously reported, PG&E NEG and its rated subsidiaries, including PG&E GTN, have provided guarantees to counterparties in support of PG&E ET’s energy trading and non-trading activities relating to PG&E NEG’s merchant energy portfolio.  The face amount of PG&E GTN’s guarantees, excluding guarantees relating to tolling agreements, is $468 million.  As of October 7, 2002, the current exposure (excluding exposure under tolling agreements) guaranteed by PG&E GTN is approximately $83 million.  The amount of such exposure varies daily depending on changes in market prices and net changes in position.  In light of the recent downgrades of PG&E GTN, some counterparties may seek replacement security to collateralize the exposure guaranteed by PG&E GTN.

     At October 7, 2002, PG&E ET's estimated uncollateralized current exposure (excluding exposure under tolling agreements) is approximately $293 million (including the exposure guaranteed by PG&E GTN in the amount of $83 million as discussed above).  In the past, PG&E ET has been able to negotiate acceptable arrangements and reduce its overall exposure to counterparties when PG&E ET or its counterparties have faced similar situations. There can be no assurance that PG&E ET can continue to negotiate acceptable arrangements in the current circumstances.  PG&E NEG cannot quantify with any certainty the actual future calls on PG&E ET’s liquidity, however, based on current estimates of anticipated demands for collateral, PG&E NEG believes that PG&E ET has sufficient liquidity to meet anticipated calls for cash collateral or other credit support, or to otherwise reduce this uncollateralized exposure. The actual calls for collateral will depend largely upon counterparties’ responses to the ratings downgrades, mutual forbearance as many counterparties also have been downgraded, pre- and early-pay arrangements, the continued performance of PG&E NEG companies under the underlying agreements, whether counterparties have the right to demand such collateral, the execution of master netting agreements and offsetting transactions, changes in the amount of the exposure, and the counterparties’ other commercial considerations.

     The face amount of PG&E NEG’s guarantees relating to PG&E ET’s tolling agreements, including $174 million of guarantees provided by PG&E GTN, is approximately $599 million.  This amount includes $150 million that both PG&E NEG and PG&E GTN have guaranteed in connection with a tolling agreement with Liberty Electric Power, L.P. (Liberty).  As previously disclosed, Liberty has provided notice to PG&E ET that the ratings downgrade of PG&E NEG constituted a material adverse change under the tolling agreement requiring PG&E ET to post security in the amount of $150 million.  PG&E ET has not posted such security.  PG&E ET is in negotiations with Liberty to resolve this situation.  Under the terms of the guarantees for an aggregate $150 million, Liberty must first proceed against PG&E NEG’s guarantee, and can only demand payment under PG&E GTN’s guarantee if (1) PG&E NEG is in bankruptcy or (2) Liberty has made a payment demand on PG&E NEG which remains unpaid 5 business days after the payment demand is made.

     If PG&E ET does not replace guarantees, provide alternative collateral, or agree on other acceptable arrangements as required, the counterparty has the right to terminate the related tolling agreement and seek recovery of damages based upon the difference in the contract price for the power under the agreement and the market price for the power. PG&E Corporation and PG&E NEG are unable to predict whether counterparties will seek to terminate their tolling agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By: CHRISTOPHER P. JOHNS

CHRISTOPHER P. JOHNS Senior Vice President and Controller
Dated: October 21, 2002